Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information has been prepared to give effect to the acquisition of certain assets and assumption of certain liabilities from Atlantic Paper & Foil Corp. of N.Y., Atlantic Lakeside Properties, LLC, Atlantic Paper & Foil LLC, Atlantic Paper & Foil of Georgia, LLC and Consumer Licensing Corporation (collectively the “Sellers” or “APF”) by Cellu Tissue Holdings, Inc. (“Cellu Tissue”) and the related financing activities.

On July 2, 2008, Cellu Tissue, through two newly created, wholly-owned subsidiaries, Cellu Tissue - Hauppauge, LLC and Cellu Tissue – Thomaston, LLC, completed the acquisition of certain assets and assumption of certain liabilities of APF.  The aggregate purchase price paid was $68.0 million, including a cash payment at closing of $61.7 million and the issuance of a promissory note by Cellu Tissue to Atlantic Paper & Foil Corp. of N.Y. in the principal amount of $6.3 million.  The purchase price is subject to a post-closing working capital adjustment and acquisition-related closing expenses of approximately $2.0 million were incurred.  Cellu Tissue also incurred financing related costs of approximately $.8 million.

The acquisition has been accounted for as a purchase business combination in accordance with Financial Accounting Standard No. 141, Business Combinations.  The unaudited pro forma combined statement of financial position as of May 29, 2008 gives effect to the acquisition as if it had occurred on such balance sheet date.  The unaudited pro forma combined statement of financial position as of May 29, 2008 includes the balance sheets of Cellu Tissue and APF (adjusted to exclude the excluded assets and liabilities) as of May 29, 2008 and March 31, 2008, respectively.  The excluded assets and liabilities relate primarily to non-operating assets and liabilities including cash and cash equivalents, real estate (subsequently leased by Cellu Tissue), aircraft, long-term debt and shareholders’ loans payable and other liabilities with related parties.

The unaudited pro forma combined statement of operations for the three months ended May 29, 2008 and the fiscal year ended February 29, 2008 gives effect to the acquisition as if it had occurred on March 1, 2007.  The unaudited pro forma combined statement of operations presented for the three months ended May 29, 2008 includes historical financial results of Cellu Tissue and APF (adjusted to exclude the income and expense items related to the non-operating excluded assets and liabilities) for the three months ended May 29, 2008 and March 31, 2008, respectively.  The unaudited pro forma combined statement of operations for the fiscal year ended February 29, 2008 includes historical financial results of Cellu Tissue and APF(adjusted to exclude the income and expense items related to the non-operating excluded assets and liabilities) for the fiscal year ended February 29, 2008 and the year ended December 31, 2007, respectively.  The excluded income and expense items primarily relate to depreciation, aircraft related expenses, interest expense and with respect to the fiscal year ended December 31, 2007, the gain on sale of aircraft.  Any savings or additional costs, which may be realized through the integration of the operations of APF with Cellu Tissue, have not been estimated or included in the unaudited pro forma combined statement of operations.

The unaudited pro forma financial information includes the adjustments that have a continuing impact to the combined company to reflect the transaction using purchase accounting.  The pro forma adjustments are described in the notes to the unaudited pro forma financial information.  The adjustments are based upon preliminary information and certain management judgments and estimates.  The purchase accounting adjustments are subject to revisions, which will be reflected in future periods.  Revisions, if any, are not expected to have a material effect on the statement of operations or financial position of the combined company.

The unaudited pro forma financial information and accompanying notes are presented for illustrative purposes only and do not purport to be indicative of, and should not be relied upon as indicative of, the financial position or operating results that may occur in the future or that would have occurred if the acquisition had been consummated on March 1, 2007.  The unaudited pro forma financial information should be read in conjunction with:

(1)            Cellu Tissue’s unaudited consolidated financial statements and notes thereto and management’s discussion and analysis as of and for the quarter ended May 29, 2008 filed as part of Cellu Tissue’s Quarterly Report on Form 10-Q.

(2)            Cellu Tissue’s audited consolidated financial statements and notes thereto and management’s discussion and analysis as of and  for the fiscal year ended February 29, 2008 filed as part of Cellu Tissue’s Annual Report on Form 10-K.

(3)            APF’s unaudited combined financial statements and notes thereto as of March 31, 2008 and December 31, 2007 and for the three months ended March 31, 2008 and 2007, included as Exhibit 99.1 of this Form 8-K/A.

(4)            APF’s audited combined financial statements and notes thereto as of and for the year ended December 31, 2007, included as Exhibit 99.1 of this Form 8-K/A.

(5)            APF’s audited combined financial statements and notes thereto as of December 31, 2006 and for the years ended December 31,2006 and 2005, included as Exhibit 99.1 of this Form 8-K/A.

(6)            Cellu Tissue’s Current Report on Form 8-K, previously filed on July 8, 2008.

Unaudited Pro Forma Combined Statement of Financial Position

As of May 29, 2008

(in thousands)

				Assets
			Excluded	Acquired/
	Cellu Tissue		Assets/	Liabilities	Pro Forma		Pro Forma
	Holdings, Inc.	APF	Liabilities	Assumed	Adjustments		Combined
	5/29/2008	3/31/2008	3/31/2008	3/31/2008	5/29/2008		5/29/2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,625	$8,552	$(8,552)	$0	$(70,056)	(1)	$0
					63,176	(1)
					848	(1)
					(848)	(1)
					5,255	(1A)
Receivables, net	52,197	5,601	(69)	5,532	—		57,729
Inventories	34,900	8,788	—	8,788	—		43,688
Prepaid expenses and other current assets	3,006	705	(231)	474	—		3,480
Income tax receivable	143	—	—	—	—		143
Deferred income taxes	6,216	—	—	—	—		6,216
TOTAL CURRENT ASSETS	98,087	23,646	(8,852)	14,794	(1,625)		111,256
PROPERTY, PLANT AND EQUIPMENT, NET	293,302	43,682	(34,915)	8,767	(3,461)	(2)	298,608
GOODWILL	6,970	—	—	—	22,981	(2)	29,951
NONCOMPETE	—	—	—	—	12,770	(2)	12,770
CUSTOMER LISTS	—	—	—	—	17,340	(2)	17,340
TRADEMARKS	8,751	—	—	—	56	(2)	8,807
BOND ISSUANCE COSTS	—	—	—	—	848	(4)	848
OTHER ASSETS	1,516	1,171	(350)	821	—		2,337
TOTAL ASSETS	$408,626	$68,499	$(44,117)	$24,382	$48,909		$481,917

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$18,000	—	—	—	11,275	(1)	$35,378
					848	(4)
					5,255	(1A)
Accounts payable	22,002	$8,462	(4,552)	$3,910	—		25,912
Accrued expenses	21,352	1,540	(591)	949	—		22,301
Accrued interest	3,765	—	—	—	—		3,765
Other current liabilities	15,000	1,194	(1,194)	—	—		15,000
Current portion of long-term debt	760	1,496	(1,496)	—	—		760
TOTAL CURRENT LIABILITIES	80,879	12,692	(7,833)	4,859	17,378		103,116
LONG-TERM DEBT, LESS CURRENT PORTION	197,862	39,923	(39,923)	—	36,900	(1)	234,762
DEFERRED INCOME TAXES	61,232	—	—	—	—		61,232
OTHER LIABILITIES	20,136	—	—	—	6,300	(1)	26,436
					15,001	(1)
					(3,461)	(2)
					(3,686)	(5)
STOCKHOLDERS’ EQUITY	48,517	15,884	3,639	19,523	(19,523)	(3)	56,371
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$408,626	$68,499	$(44,117)	$24,382	$48,909		$481,917

See Notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended May 29, 2008

(in thousands)

	Cellu Tissue		Excluded		Acquired	Pro Forma		Pro Forma
	Holdings, Inc.	APF	Results		Results	Adjustments		Combined
	Three Months Ended
	May 29, 2008	March 31, 2008	March 31, 2008		March 31, 2008	5/29/2008		5/29/2008

Net sales	$111,496	$20,323	—		$20,323	$—		$131,819
Cost of goods sold	99,344	15,841	(613)	(2A)	15,228	132	(2)	114,704
Gross profit	12,152	4,482	613		5,095	(132)		17,115

Selling, general and administrative expenses	4,960	3,146	(799)	(2A)	2,347	—		7,307
Terminated acquisition-related transaction costs	75	—	—		—	—		75
Stock and related compensation expense	219	—	—		—	—		219
Income from operations	6,898	1,336	1,412		2,748	(132)		9,514

Amortization expense	—	—	—		—	1,245	(2)	1,245
Interest expense, net	4,980	602	(602)	(2A)	—	1,845	(4)	6,825

Foreign currency gain	(43)	—	—		—	—		(43)
Other expense (income)	29	(51)	—		(51)	—		(22)
Income before income tax expense	1,932	785	2,014		2,799	(3,222)		1,509

Income tax (benefit) expense	715	—	—		1,036	(1,192)	(6)	558
Net income	$1,217	$785	$2,014		$1,763	$(2,030)		$951

See Notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Operations

For the Fiscal Year Ended February 29, 2008

(in thousands)

	Cellu Tissue		Excluded		Acquired	Pro Forma		Pro Forma
	Holdings, Inc.	APF	Results		Results	Adjustments		Combined
	Year Ended
	February 29, 2008	December 31, 2007	December 31, 2007		December 31, 2007	February 29, 2008		February 29, 2008

Net sales	$431,022	$79,444	—		$79,444	$—		$510,466
Cost of goods sold	388,258	59,290	(2,352	) (2A)	56,938	535	(2)	445,731
Gross profit	42,764	20,154	2,352		22,506	(535)		64,735

Selling, general and administrative expenses	18,662	10,906	(2,035	) (2A)	8,871	—		27,533
Terminated acquisition-related transaction costs	2,078	—	—		—	—		2,078
Stock and related compensation expense	551	—	—		—	—		551
Vesting of stock option/restricted stock grants	808	—	—		—	—		808
Gain on sale of aircraft	—	(1,235)	1,235	(2A)	—
Income from operations	20,665	10,483	3,152		13,635	(535)		33,765

Amortization expense	—	—	—		—	5,050	(2)	5,050
Interest expense, net	19,870	1,737	(1,737	) (2A)	—	7,475	(4)
								27,345
Foreign currency loss	664	—	—		—	—		664
Other (income) expense	(133)	7	—		7	—		(126)
(Loss) income before income tax (benefit) expense	264	8,739	4,889		13,628	(13,060)		832

Income tax (benefit) expense	(3,729)	—	—		5,042	(4,832)	(6)	(3,519)
Net income	$3,993	$8,739	$4,889		$8,586	$(8,228)		$4,351

See Notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Financial Statements ( in thousands)

(1)         Total cash paid for the acquisition of $70,056 (purchase price of $68,000 plus working capital adjustment of $35 and acquisition costs of $2,021), was financed in part by issuance of Notes (Gross $40,000 less discount of $3,100), borrowings on a revolving line of credit ($11,275), contribution by the Company’s ultimate Parent Company through the issuance of its preferred stock ($15,001), the issuance of a promissory note by the Company to the sellers in the aggregate principal amount equal to $6,300 and available cash on hand. In addition, $848 was incurred with respect to revolver and bond financing.

(1A)  Represents reclassification of negative cash to revolving line of credit.

(2)         The Company is currently in the process of finalizing a third party appraisal of  the acquired business’ tangible and intangible assets and has included herein the preliminary fair market values, which are as follows:  tangible assets of $5,306, trademarks-$56, customer lists-$17,340, noncompete agreements-$12,770 and goodwill - $22,981. Depreciation on the fair market value assigned to tangible fixed assets is based on an average remaining 10 year life and is $132 and $535 for the three months and annual periods, respectively and has been recorded within cost of goods sold. Intangible assets identified are being amortized over the following:  trademarks-3 years, noncompete agreements-5 years, customer lists- 7 years and goodwill is not being amortized and amortization expense is $1,245 and $5,050 for the three months and annual periods, respectively. The fair values assigned and actual lives to be used in calculating depreciation and amortization will be finalized with the aforementioned appraisal.

(2A) Depreciation expense and airplane expenses recorded for the historical Company for the three months and annual periods have been excluded and consisted of the following:

	Three Months	Annual
Depreciation expense (cost of goods sold)	613	2,352

Depreciation expense (selling, general and administrative expenses)	388	1306
Aircraft expenses (selling, general and administrative expenses)	411	729
Total selling, general and administrative expenses	799	2,035

The gain on sale of aircraft of $1,235 has also been excluded as well as interest expense of $602 for the three month period and $1,737 for the annual period as the aircraft was not acquired and existing debt not assumed.

(3)         Represents the elimination of stockholders’ equity related to APF.

(4)         Adjustment to reflect debt/bond issuance costs incurred in connection with financing the transaction ($848). Debt issuance costs are being amortized over the remaining term of the revolving line of credit (6/12/11) and bond issuance costs are being amortized over the term of the Notes (3/15/10). Interest recorded historically by the Company has been excluded.   Interest on new debt, financing and capitalized costs has been included and consists of the following:

	Three Months	Annual
Debt and Bond Issuance Costs	109	442
Discount on Notes	449	1,819
Notes	962	3,900
Seller Note	186	756
Revolving Line of Credit	139	558
Total Interest	1,845	7,475

Notes to Unaudited Pro Forma Combined Financial Statements ( in thousands) (continued)

Interest rate on the Notes is 9 3/4% and the weighted average interest rate on the revolving line of credit is 4.6% If the interest rate on the revolving line of credit was to change by 1/8%, interest expense would have changed by $15.

(5)          Difference in acquisition date net book value compared to March 31, 2008 net book value.

(6)          Prior to the acquisition, APF operated as an S Corporation.  The pro forma tax rate assumes that APF was taxed as a C Corporation and was part of the consolidated tax return of Cellu Tissue.  The overall pro forma tax rate for the combined entity  is assumed to remain at 37%.